UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 13, 2019

Date of Report (Date of earliest event reported)

Encana Corporation

(Exact name of registrant as specified in its charter)

Canada	1-15226	98-0355077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4400, 500 Centre Street SE, PO Box 2850

Calgary, Alberta, Canada, T2P 2S5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 645-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On February 13, 2019, Encana Corporation (“Encana”), completed its previously announced strategic combination with Newfield Exploration Company, a Delaware corporation (“Newfield”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 31, 2018, by and among Encana, Neapolitan Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Encana (“Merger Sub”), and Newfield. Pursuant to the Merger Agreement, Merger Sub merged with and into Newfield, with Newfield surviving the merger as an indirect, wholly-owned subsidiary of Encana (the “Merger”).

As a result of the Merger, each share of common stock, par value $0.01 per share, of Newfield issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than shares of Newfield common stock owned or held in treasury by Newfield or any of its wholly-owned subsidiaries or owned by Encana or any of its wholly-owned subsidiaries) was converted into the right to receive 2.6719 common shares of Encana, without par value (“Encana common shares”), with cash paid in lieu of the issuance of fractional Encana common shares (the “Merger Consideration”). At the Effective Time: (i) all outstanding Newfield restricted stock awards were cancelled and each holder of Newfield restricted stock became entitled to receive, on a fully vested basis, for each share of restricted stock subject to any such award, the Merger Consideration; (ii) all outstanding Newfield time-based restricted stock units with a cash settlement feature were cancelled and each holder of such restricted stock units became entitled to receive, on a fully vested basis, for each such restricted stock unit, a cash payment of equivalent value to the Merger Consideration, based on the volume weighted averages of the trading price of Encana common shares on each of the five consecutive trading days ending on the trading day that is three trading days prior to the Effective Time; (iii) all outstanding Newfield time-based restricted stock units with a stock settlement feature were cancelled and each holder of such restricted stock units became entitled to receive, on a fully vested basis, for each such restricted stock unit, the Merger Consideration; (iv) all outstanding Newfield performance-based restricted stock units were cancelled and converted into the right to receive the Merger Consideration, with the performance-based vesting conditions applicable to such Newfield performance-based restricted stock units deemed achieved based on the determination of the compensation and management development committee of the Newfield board of directors, not to exceed 200% per Newfield performance-based restricted stock unit; and (v) any shares of Newfield notional stock held in connection with Newfield’s Nonqualified Deferred Compensation Plan was converted into the right to receive a cash payment of equivalent value to the Merger Consideration, based on the volume weighted averages of the trading price of Encana common shares on each of the five consecutive trading days ending on the trading day that is three trading days prior to the Effective Time. As a result of the Merger, Encana issued approximately 543.4 million Encana common shares and paid approximately $5.2 million in cash in respect of Newfield time-based restricted stock units with a cash settlement feature and shares of Newfield notional stock.

The issuance of Encana common shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Encana’s registration statement on Form S-4 (File No. 333-228666), declared effective by the Securities and Exchange Commission (the “SEC”) on December 26, 2018. The definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”), filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on January 8, 2019, contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus and is incorporated by reference in this Current Report on Form 8-K.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, and as required by the terms of the Merger Agreement, effective as of February 13, 2019, the Board of Directors of Encana (the “Board”) increased the size of the Board by two members and appointed Steven W. Nance and Thomas G. Ricks as directors pursuant to the terms of the Merger Agreement.

The Board determined that Mr. Nance and Mr. Ricks met the independence requirements under the rules of the New York Stock Exchange. Subject to and following election at Encana’s 2019 annual meeting of shareholders, Mr. Nance is expected to serve on the Reserves Committee and Corporate Responsibility, Environment, Health and Safety Committee of the Board and Mr. Ricks is expected to serve on the Audit Committee and Human Resources and Compensation Committee of the Board.

Each of Messrs. Nance and Ricks will enter into a customary indemnification agreement with Encana in connection with his appointment as a director, consistent with those entered into with Encana’s other directors. Each of Messrs. Nance and Ricks will receive compensation for his services on the Board in accordance with Encana’s non-employee director compensation practices described in Encana’s 2018 Proxy Statement filed with the SEC on March 23, 2018.

Other than the Merger Agreement, there are no arrangements or understandings between Messrs. Nance and Ricks and any other person pursuant to which Messrs. Nance and Ricks were selected as directors.

ITEM 8.01	Other Events.

On February 13, 2019, Encana issued a news release, filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing the completion of the Merger. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements

The audited consolidated balance sheet of Newfield, as of December 31, 2017 and December 31, 2016, and the consolidated statements of operations and comprehensive income, consolidated statements of cash flows and consolidated statements of stockholders’ equity of Newfield, for the years ended December 31, 2017, 2016 and 2015, and the notes related thereto, are incorporated by reference as Exhibit 99.2 hereto and are incorporated by reference into this Item 9.01(a).

The Report of Independent Registered Public Accounting Firm, issued by PricewaterhouseCoopers LLP, dated February 20, 2018, relating to the consolidated financial statements of Newfield is incorporated by reference as Exhibit 99.3 hereto and is incorporated by reference into this Item 9.01(a).

The unaudited consolidated balance sheet of Newfield as of September 30, 2018 and December 31, 2017, the consolidated statements of operations and comprehensive income for the three and nine months ended September 30, 2018 and 2017, the consolidated statements of cash flows for the nine months ended September 30, 2018 and 2017 and the consolidated statements of stockholders’ equity of Newfield for the nine months ended September 30, 2018, and the notes related thereto, are incorporated by reference as Exhibit 99.4 hereto and are incorporated by reference into this Item 9.01(a).

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 gives effect to the Merger as if the Merger had been completed on September 30, 2018. The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2017 and the nine months ended September 30, 2018 gives effect to the Merger as if the Merger had been completed on January 1, 2017. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01(b) of this Current Report on Form 8-K were previously filed in the Joint Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Condensed Combined Financial Statements,” are incorporated by reference as Exhibit 99.5 hereto and are incorporated by reference into this Item 9.01(b).

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP

Exhibit 99.1	News Release dated February 13, 2019

Exhibit 99.2	The audited consolidated balance sheet of Newfield, as of December 31, 2017 and December 31, 2016, and consolidated statements of operations and comprehensive income, consolidated statements of cash flows and consolidated statements of stockholders’ equity of Newfield, for the years ended December 31, 2017, 2016 and 2015, and the notes related thereto (incorporated by reference to Part II. Item 8 of the Form 10-K of Newfield for the year ended December 31, 2017 (SEC File No. 001-12534), filed by Newfield with the SEC on February 20, 2018 (the “2017 Newfield Form 10-K”)).

Exhibit 99.3	The Report of Independent Registered Public Accounting Firm, issued by PricewaterhouseCoopers LLP, dated February 20, 2018, relating to the consolidated financial statements of Newfield (incorporated by reference to Part II. Item 8 of the 2017 Newfield Form 10-K).

Exhibit 99.4	The unaudited consolidated balance sheet of Newfield as of September 30, 2018 and December 31, 2017, consolidated statements of operations and comprehensive income for the three and nine months ended September 30, 2018 and 2017, consolidated statements of cash flows for the nine months ended September 30, 2018 and 2017 and consolidated statements of stockholders’ equity of Newfield for the nine months ended September 30, 2018, and the notes related thereto (incorporated by reference to Part I. Item 1 of the Form 10-Q of Newfield for the quarter ended September 30, 2018 (SEC File No. 001-12534)), filed by Newfield with the SEC on October 31, 2018.

Exhibit 99.5	The unaudited pro forma condensed combined balance sheet as of September 30, 2018 and pro forma condensed combined statement of earnings for the year ended December 31, 2017 and the nine months ended September 30, 2018 (incorporated by reference to the information under the caption “Unaudited Pro Forma Condensed Combined Financial Statements” of the Joint Proxy Statement/Prospectus, filed by Encana with the SEC pursuant to Rule 424(b)(3) under the Securities Act on January 8, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2019

ENCANA CORPORATION (Registrant)

By:	/s/ Dawna I. Gibb
	Name:	Dawna I. Gibb
	Title:	Assistant Corporate Secretary